Exhibit 3.1


             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                          SEALED AIR CORPORATION
                    (formerly named W. R. Grace & Co.)

               Sealed Air Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

               1. The Corporation was originally incorporated under the name Grace Holding, Inc. on January 29, 1996, and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on the same date.

               2. The Certificate of Incorporation of the Corporation was amended to change the name of the Corporation to W. R. Grace & Co. by the filing of an Amendment to Certificate of Incorporation of Grace Holding, Inc. with the Secretary of State of the State of Delaware on September 27, 1996.

               3. The Certificate of Incorporation of the Corporation was further amended to change the name of the Corporation to Sealed Air Corporation by the filing of an Amendment to Certificate of Incorporation of
W. R. Grace & Co. with the Secretary of State of the State of Delaware on March 31, 1998.

               4. The text of the Certificate of Incorporation, as heretofore amended, is further amended and restated in its entirety by the Amended and Restated Certificate of Incorporation attached hereto.

               5. The Amended and Restated Certificate of Incorporation attached hereto has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

               6. The aforesaid amendment to the Certificate of Incorporation of the Corporation shall become effective at 5:06 p.m. Eastern Standard Time on March 31, 1998.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and acknowledged by its Vice President, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware this 31st day of March, 1998.

                                 SEALED AIR CORPORATION


                                 By: /s/ Robert Lamm
                                     ----------------------------
                                     Name: Robert Lamm
                                     Title: Vice President





             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                          SEALED AIR CORPORATION



               FIRST: The name of the corporation is Sealed Air Corporation (the "Corporation").

               SECOND: The registered office of the Corporation in the State of Delaware is to be located at The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. Its registered agent at such address is The Prentice-Hall Corporation System, Inc.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 450,000,000, consisting of 400,000,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"), and 50,000,000 shares of Preferred Stock, par value $0.10 per share (the "Preferred Stock").

               The Preferred Stock may be issued from time to time in one or more series. The powers, designations, preferences and other rights and qualifications, limitations or restrictions of the Preferred Stock of each series shall be such as are stated and expressed in this Article Fourth and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the initial issue of Preferred Stock of such series. Such resolution or resolutions shall (a) fix the dividend rights of holders of shares of such series, (b) fix the terms on which stock of such series may be redeemed if the shares of such series are to be redeemable, (c) fix the rights of the holders of stock of such series upon dissolution or any distribution of assets, (d) fix the terms or amount of the sinking fund, if any, to be provided for the purchase or redemption of stock of such series,
(e) fix the terms upon which the stock of such series may be converted into or exchanged for stock of any other class or classes or of any one or more series of Preferred Stock if the shares of such series are to be convertible or exchangeable, (f) fix the voting rights, if any, of the shares of such series and (g) fix such other powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof desired to be so fixed.

               Except to the extent otherwise provided in the resolution or resolutions of the Board of Directors providing for the initial issue of shares of a particular series or expressly required by law, holders of shares of Preferred Stock of any series shall be entitled to one vote for each share thereof so held, shall vote share for share with the holders of the Common Stock without distinction as to class and shall not be entitled to vote separately as a class or series of a class. The number of shares of Preferred Stock authorized to be issued may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, and the holders of the Preferred Stock shall not be entitled to vote separately as a class or series of a class on any such increase or decrease. For the purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

               All shares of any one series of Preferred Stock shall be identical with each other in all respects except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accumulate, and all series of Preferred Stock shall rank equally and be identical in all respects except as specified in the respective resolutions of the Board of Directors providing for the initial issue thereof.

               Subject to the prior and superior rights of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the initial issuance of any particular series of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor and the Preferred Stock shall not be entitled to participate in any such dividend.

               One series of Preferred Stock authorized hereby shall be Series A Convertible Preferred Stock, as follows:

               1. Number of Shares and Designation. 36,000,000 shares of Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock may be increased (to the extent of the Corporation's authorized and unissued Preferred Stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase or decrease, as the case may be, with the Secretary of State of Delaware.

               2. Rank. The Series A Preferred Stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Corporation, (i) rank senior and prior to the Common Stock and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments or rights upon liquidation, dissolution or winding up of the affairs of the Corporation) (all of such equity securities, including the Common Stock, are collectively referred to herein as the "Junior Securities"), (ii) rank on a parity with each other class or series of equity securities of the Corporation (other than the Common Stock), whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments or rights upon liquidation, dissolution or winding up of the affairs of the Corporation) (all of such equity securities are collectively referred to herein as the "Parity Securities"), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments or rights upon liquidation, dissolution or winding up of the affairs of the Corporation) (all of such equity securities are collectively referred to herein as the "Senior Securities"). The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities or Senior Securities, as the case may be.

               3.  Dividends.

               (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the annual rate of $2.00 per share. Such dividends shall be payable quarterly in arrears, in equal amounts, on April 1, July 1, October 1 and January 1 of each year (unless such day is not a Business Day (as defined below), in which event such dividends shall be payable on the next succeeding Business Day), commencing July 1, 1998 (each such payment date being a "Dividend Payment Date" and from the date of issuance until the first Dividend Payment Date and each such quarterly period thereafter being a "Dividend Period"). Dividends on shares of Series A Preferred Stock shall be cumulative from the date of issue, whether or not in any Dividend Period there shall be funds of the Corporation legally available for the payment of dividends. The amount of dividends payable for each full Dividend Period shall be computed by dividing the annual dividend rate by four. The amount of dividends payable on the Series A Preferred Stock for the initial Dividend Period, or for any other period shorter or longer than a full Dividend Period, shall be computed on the basis of a 360-day year of twelve 30-day months. As used herein, the term "Business Day" means any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in the City of New York.

               (b) Each dividend shall be payable to the holders of record of shares of Series A Preferred Stock as they appear on the stock records of the Corporation at the close of business on such record dates (each, a "Dividend Payment Record Date"), which shall be not more than 60 days nor less than 10 days preceding the Dividend Payment Date thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 60 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

               (c) Except as described in the next succeeding sentence, so long as any shares of Series A Preferred Stock are outstanding, (i) no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, on any Parity Securities for any period unless the Corporation has paid or contemporaneously pays or declares and sets apart for payment on the Series A Preferred Stock all accrued and unpaid dividends for all Dividend Periods terminating on or prior to the date of payment of such dividends, and (ii) no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, on the Series A Preferred Stock for any Dividend Period unless the Corporation has paid or contemporaneously pays or declares and sets apart for payment on any Parity Securities all accrued and unpaid dividends for all dividend payment periods terminating on or prior to the Dividend Payment Date for such dividends. Unless and until dividends accrued but unpaid in respect of all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to any Parity Securities at the time outstanding shall have been paid in full or a sum sufficient for such payment is set apart, all dividends declared by the Corporation upon shares of Series A Preferred Stock and upon all Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series A Preferred Stock and Parity Securities.

               (d) So long as any shares of Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Securities (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Junior Securities), nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of any employee or director incentive or benefit plans or arrangements of the Corporation or any subsidiary of the Corporation) for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of Series A Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and for the current dividend period with respect to such Parity Securities.

               (e) The Corporation shall not, directly or indirectly, make any payment on account of any purchase, redemption, retirement or other acquisition of any Parity Securities (other than for consideration payable solely in Junior Securities) unless all accrued and unpaid dividends on the Series A Preferred Stock for all Dividend Payment Periods ending on or before such payment for such Parity Securities shall have been paid or declared and set apart for payment.

               (f) If at any time the Corporation issues any Senior Securities and the Corporation shall have failed to declare and pay or set apart for payment accrued and unpaid dividends on such Senior Securities, in whole or in part, then (except to the extent allowed by the terms of the Senior Securities) no dividends shall be declared or paid or set apart for payment on the Series A Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Securities, including the full dividends for the then-current dividend period, shall have been declared and paid or set apart for payment.

               4. Liquidation Preference.

               (a) The liquidation preference for the shares of Series A Preferred Stock shall be $50.00 per share, plus an amount equal to the dividends accrued and unpaid thereon, whether or not declared, to the payment date (the "Liquidation Value").

               (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock (i) shall not be entitled to receive the Liquidation Value of such shares until payment in full or provision has been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Securities, and (ii) shall be entitled to receive the Liquidation Value of such shares before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities. Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Value payable to the holders of shares of Series A Preferred Stock and the liquidation preference payable to the holders of any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Securities ratably in accordance with the Liquidation Value for the Series A Preferred Stock and the liquidation preference for the Parity Securities, respectively. Upon payment in full of the Liquidation Value to which the holders of shares of Series A Preferred Stock are entitled, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

               (c) Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

               5.  Redemption.

               (a) Optional Redemption. The Series A Preferred Stock shall not be redeemable prior to March 31, 2001. During the period from March 31, 2001 until March 31, 2003, the Corporation may redeem at its option shares of Series A Preferred Stock in accordance with this Section 5 only if the last reported sales price of a share of Common Stock in its principal trading market for any 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date of mailing the notice of redemption is at least $70.6563. At any time on or after March 31, 2001, to the extent the Corporation shall have funds legally available to redeem shares of Series A Preferred Stock and if permitted by the immediately preceding sentence, the Corporation may redeem shares of Series A Preferred Stock, in whole or in part, at the option of the Corporation, at the applicable cash redemption price per share set forth below for any redemption during the 12-month period beginning on March 31 of the year indicated:

 Year                              Redemption Price Per Share
------------------------------    ----------------------------
 2001                                        $51.40
 2002                                        $51.20
 2003                                        $51.00
 2004                                        $50.80
 2005                                        $50.60
 2006                                        $50.40
 2007                                        $50.20
 Thereafter                                  $50.00

plus, in each case, an amount equal to the dividends accrued and unpaid thereon, whether or not declared, up to but not including the redemption date. From and after March 31, 2008, the Corporation may redeem shares of Series A Preferred Stock, at any time in whole or in part, at the option of the Corporation, at a cash redemption price per share of $50.00 plus an amount equal to the dividends accrued and unpaid thereon, whether or not declared, up to but not including the redemption date.

               (b) Mandatory Redemption. To the extent the Corporation shall have funds legally available for such payment, on March 31, 2018 (the "Mandatory Redemption Date), the Corporation shall redeem all outstanding shares of Series A Preferred Stock at a redemption price of $50.00 per share in cash, together with accrued and unpaid dividends thereon, whether or not declared, up to but not including such redemption date, without interest. If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series A Preferred Stock on the Mandatory Redemption Date (the "Mandatory Redemption Obligation"): (i) dividends on the Series A Preferred Stock shall continue to accrue, without interest, in accordance with Section 3, and (ii) the Mandatory Redemption Obligation shall be discharged as soon thereafter as the Corporation is able to discharge such Mandatory Redemption Obligation. If and for so long as any Mandatory Redemption Obligation with respect to the Series A Preferred Stock shall not be fully discharged on the Mandatory Redemption Date, the Corporation shall not (x) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Securities or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series A Preferred Stock) or (y) declare or pay or set apart for payment any dividends or other distributions upon any Junior Securities, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

               6.  Procedures for Redemption.

               (a) If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to Section 5, the shares shall be redeemed on a pro rata basis (according to the number of shares of Series A Preferred Stock held by each holder, with any fractional shares rounded to the nearest whole share) or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors. Notwithstanding the provisions of Section 5 and this Section 6, unless full cumulative cash dividends (whether or not declared) on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date, none of the shares of Series A Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Series A Preferred Stock are redeemed pro rata.

               (b) In the event of a redemption of shares of Series A Preferred Stock pursuant to Section 5, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 15 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed, except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

               (c) If a notice of redemption has been given pursuant to
Section 6(b) and if, on or before the redemption date, the funds necessary for such redemption (including all dividends on the shares of Series A Preferred Stock to be redeemed that will accrue to but not including the redemption date) shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then on the redemption date, notwithstanding that any certificates for such shares have not been surrendered for cancellation, (i) dividends shall cease to accrue on the shares of Series A Preferred Stock to be redeemed, (ii) the holders of such shares shall cease to be stockholders with respect to those shares, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the conversion rights provided in
Section 7 (in accordance with Section 6(e)) and the right to receive the monies payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and
(iii) the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any monies so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price, without interest. Any interest accrued on funds so deposited shall belong to the Corporation and be paid thereto from time to time.

               (d) Upon surrender in accordance with the Corporation's notice of redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               (e) If a notice of redemption has been given pursuant to
Section 6(b) and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the Business Day preceding the redemption date, give written notice to the Corporation pursuant to Section 7 of the conversion of any or all of the shares to be redeemed held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by
Section 7), then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in
Section 7, whereupon any funds deposited by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section 7) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall automatically and without further corporate action or notice be discharged from the trust.

               7.  Conversion.

               (a)     Right to Convert.

                       (i) Subject to the provisions of this Section 7, each holder of shares of Series A Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all of such holder's shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the conversion price of $56.525 per share of Common Stock, subject to adjustment as described in Section 7(c) (as adjusted, the "Conversion Price"). The number of shares of Common Stock into which a share of the Series A Preferred Stock shall be convertible (calculated as to each conversion to the nearest 1/1,000,000th of a share) shall be determined by dividing $50.00 by the Conversion Price in effect at the time of conversion.

                       (ii) If shares of Series A Preferred Stock are called for redemption in accordance with Section 5(a), the right to convert shares so called for redemption shall terminate at the close of business on the Business Day immediately preceding the date fixed for redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case the conversion rights for such shares shall continue.

               (b)     Mechanics of Conversion.

                       (i) To exercise the conversion right, the holder of shares of Series A Preferred Stock to be converted shall surrender the certificate or certificates representing such shares at the office of the Corporation (or any transfer agent of the Corporation previously designated by the Corporation to the holders of Series A Preferred Stock for this purpose) with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Unless the shares issuable upon conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 7(b)(vii). As promptly as practicable after the surrender by the holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares and a check payable in an amount corresponding to any fractional interest in a share of Common Stock as provided in Section 7(b)(viii).

                       (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the first Business Day (the "Conversion Date") on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid. At such time on the Conversion
               Date:

                             (w) the person in whose name or names any
                       certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time;

                             (x) such shares of Series A Preferred Stock
                       shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this
                       Section 7;

                             (y) in lieu of dividends on such Series A
                       Preferred Stock pursuant to Section 3, such shares of Series A Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock; and

                             (z) the right of the Corporation to redeem
                       such shares of Series A Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

               All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will, upon delivery, be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

                       (iii) Holders of shares of Series A Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such Dividend Payment Date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption during such period, which shall be entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date; provided that notwithstanding such surrender of shares for conversion after such Dividend Payment Record Date, the holders thereof at the close of business on such Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date. A holder of shares of Series A Preferred Stock on a Dividend Payment Record Date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion.

                       (iv) Except as provided in clause (iii) above and in Section 7(c), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series A Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

                       (v) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series A Preferred Stock.
               Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

                       (vi)  The Corporation will pay any and all
               documentary stamp or similar issue or transfer taxes payable in respect of the issuance or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                       (vii) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Daily Price (as defined below) per share of Common Stock on the Conversion Date. In the absence of a Daily Price, the Board of Directors shall in good faith determine the current market price on such basis as it considers appropriate, and such current market price shall be used to calculate the cash adjustment. As used herein, "Daily Price" means (w) if the shares of such class of Common Stock are then listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape;
               (x) if the shares of such class of Common Stock are not then listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (y) if the shares of such class of Common Stock are not then listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (z) if the shares of such class of Common Stock are not then traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day, as reported by NASDAQ.

               (c) Adjustments to Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

                       (i) If, at any time after the date of issuance of the Series A Preferred Stock, the Corporation shall (A) pay a dividend or make a distribution on any class of its capital stock in shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price thereafter shall be determined by multiplying the Conversion Price at which the shares of Series A Preferred Stock were theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such action. Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend and immediately after the effective date in the case of a subdivision or combination.

                       (ii) If, at any time after the date of issuance of the Series A Preferred Stock, the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date for determining stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock at the record date therefor (as determined in accordance with the provisions of Section 7(c)(iv)), the "Current Market Price"), or in case the Corporation shall issue to all holders of its Common Stock other securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock deliverable upon conversion or exchange thereof less than the Current Market Price, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of the convertible or exchangeable securities, rights or warrants and (2) the number of additional shares of Common Stock that the aggregate offering price for the number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock, and of which the denominator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such convertible or exchangeable securities, rights or warrants and (2) the number of additional shares of Common Stock offered for subscription or purchase, or issuable upon such conversion or exchange. Such adjustment shall be made whenever such convertible or exchangeable securities, rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such securities. However, upon the expiration of any right or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 7(c)(ii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this Section 7(c) after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants. No further adjustment shall be made upon exercise of any right, warrant, convertible security or exchangeable security if any adjustment shall have been made upon issuance of such security.

                       (iii) If, at any time after the date of issuance of the Series A Preferred Stock, the Corporation shall distribute to all holders of its Common Stock (including any dividend paid in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares of capital stock of the Corporation or its subsidiaries (other than Common Stock) or evidences of its indebtedness, cash or other assets (excluding dividends payable solely in cash that may from time to time be fixed by the Board of Directors, or dividends or distributions in connection with the liquidation, dissolution or winding up of the Corporation) or rights or warrants to subscribe for or purchase any of its securities or those of its subsidiaries or securities convertible or exchangeable for Common Stock (excluding those securities referred to in Section 7(c)(ii)), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price thereafter shall be equal to the price determined by multiplying (A) the Conversion Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive) as of such record date of the assets, evidences of indebtedness or securities so paid with respect to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) so paid with respect to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series A Preferred Stock shall have the right to receive the amount and kind of assets, evidences of indebtedness, or securities such holder would have received had such holder converted each such share of Series A Preferred Stock immediately prior to the record date for such dividend.
               Such adjustment shall be made whenever any such payment is made, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive the payment.

                       (iv) For the purpose of any computation under Sections 7(c)(ii) or 7(c)(iii), the Current Market Price per share of Common Stock at any date shall be deemed to be the average Daily Price for the 30 consecutive trading days commencing 35 trading days before the day in question.

                       (v) No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this Section 7(c)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7(c) shall be made to the nearest cent.

                       (vi) In the event that, at any time as a result of an adjustment made pursuant to Section 7(c)(i) or 7(c)(iii), the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation or its subsidiaries, other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 7(c)(i) through 7(c)(v), and the other provisions of this Section 7 with respect to the Common Stock shall apply on like terms to any such other shares.

                       (vii) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly file with the transfer agent for the Series A Preferred Stock a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The certificate shall be prima facie evidence of the correctness of the adjustment. The Corporation shall promptly cause a notice of the adjusted Conversion Price to be mailed to each registered holder of shares of Series A Preferred Stock.

                       (viii) In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which a share of Series A Preferred Stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange.
               The Corporation, the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent documents to establish such rights and to ensure that the dividend, voting and other rights of the holders of Series A Preferred Stock established herein are unchanged, except as permitted by
               Section 9 and applicable law. The certificate or articles of incorporation or other constituent documents shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this
               Section 7(c)(viii) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

               (d) Optional Reduction in Conversion Price. The Corporation may at its option reduce the Conversion Price from time to time by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Conversion Price is so reduced, the Corporation shall mail to holders of record of the Series A Preferred Stock a notice of the reduction at least 15 days before the date the reduced Conversion Price takes effect, stating the reduced Conversion Price and the period it will be in effect. A voluntary reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Section 7(c).

               8. Status of Shares. All shares of Series A Preferred Stock that are at any time redeemed pursuant to Section 5 or converted pursuant to Section 7 and all shares of Series A Preferred Stock that are otherwise reacquired by the Corporation shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.

               9. Voting Rights.

               (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 9 or as otherwise provided by law.

               (b) The holders of the shares of Series A Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock (voting together with the holders of Common Stock as one class), (ii) shall be entitled to a number of votes equal to the number of votes to which shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the Certificate of Incorporation and Bylaws of the Corporation.

               (c) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock have not been paid in full or if the Corporation shall have failed to discharge its Mandatory Redemption Obligation on or after the Redemption Date, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series A Preferred Stock, together with the holders of shares of every other series of preferred stock upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock and the Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Stock and the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, or the Corporation shall have fulfilled its Mandatory Redemption Obligation, as the case may be, then the right of the holders of the Series A Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends or failure to fulfill any Mandatory Redemption Obligation), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock and the Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Stock and the Preferred Shares, the secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series A Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.


               (d) So long as any shares of Series A Preferred Stock are outstanding:

                       (i) the Corporation shall not, without the written
               consent or affirmative vote at a meeting called for that purpose by holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a single class, amend, alter or repeal any provision of the Corporation's Certificate of Incorporation (by merger or otherwise) so as to materially and adversely affect the preferences, rights or powers of the Series A Preferred Stock; provided that any such amendment, alteration or repeal to create, authorize or issue any Junior Securities or Parity Securities, or any security convertible into, or exchangeable or exercisable for, shares of Junior Securities or Parity Securities, shall not be deemed to have any such material adverse effect;

                       (ii) the Corporation shall not, without the written
               consent or affirmative vote at a meeting called for that purpose of at least 66-2/3% of the votes entitled to be cast by the holders of shares of Series A Preferred Stock and of all other series of Preferred Stock upon which like rights to vote upon the matters specified herein have been conferred and are exercisable, voting as a single class regardless of series, create, authorize or issue any Senior Securities, or any security convertible into, or exchangeable or exercisable for, shares of Senior Securities; and

                       (iii) the Corporation shall not, without the written
               consent or affirmative vote at a meeting called for that purpose of at least a majority of the votes entitled to be cast by the holders of shares of Series A Preferred Stock and of all other series of Preferred Stock upon which like rights to vote upon the matters specified herein have been conferred and are exercisable, voting as a single class regardless of series, create, authorize or issue any new class of Parity Securities; provided that this clause (iii) shall not limit the right of the Corporation to issue Parity Securities in connection with any merger in which the Corporation is the surviving entity;

provided that no such consent or vote of the holders of Series A Preferred Stock shall be required if at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such securities is to be made, as the case may be, all shares of Series A Preferred Stock at the time outstanding shall have been called for redemption by the Corporation and the funds necessary for such redemption shall have been set aside in accordance with Sections 5 and 6.

               (e) The consent or votes required in Sections 9(c) and 9(d) shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation's Certificate of Incorporation or Bylaws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in Section 9(b).

               10.  No Other Rights.

               (a) The shares of Series A Preferred Stock shall not have any relative, participating, optional or other special rights and powers except as set forth herein or as may be required by law.

               FIFTH:  The Corporation is to have perpetual existence.

               SIXTH: The private property of the stockholders shall not be subject to the payment of the corporate debts to any extent whatever except as otherwise provided by law.

               SEVENTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                       A. To adopt, amend or repeal the by-laws of the Corporation; provided, however, that the by-laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, provided further that in the case of amendments by stockholders, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of the by-laws;

                       B. To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the Corporation;

                       C. To authorize the guaranty by the Corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

                       D. By resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph A of this ARTICLE SEVENTH.

               EIGHTH: Any property of the Corporation constituting less than all of its assets including goodwill and its corporate franchise, deemed by the Board of Directors to be not essential to the conduct of the business of the Corporation, may be sold, leased, exchanged or otherwise disposed of by authority of the Board of Directors. All of the property and assets of the Corporation including its goodwill and its corporate franchises, may be sold, leased or exchanged upon such terms and conditions and for such consideration (which may be in whole or in part shares of stock and/or other securities of any other corporation or corporations) as the Board of Directors shall deem expedient and for the best interests of the Corporation, when and as authorized by the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock given at a stockholders' meeting duly called for that purpose upon at least 20 days notice containing notice of the proposed sale, lease or exchange.

               NINTH: A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director or officer or any firm of which any director or officer is a member or any corporation of which any director or officer is a stockholder, officer or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors or of a committee thereof, without counting in such majority any director so interested (although any director so interested may be included in such quorum), or (2) by a majority of a quorum of the stockholders entitled to vote at any meeting. No director or officer shall be liable to account to the Corporation for any profits realized from any such transaction or contract authorized, ratified or approved as aforesaid by reason of the fact that he, or any firm of which he is a member or any corporation of which he is a stockholder, officer or director, was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such contracts in any other manner permitted by law.

               TENTH: Any contract, transaction or act of the Corporation or of the Board of Directors which shall be approved or ratified by a majority of a quorum of the stockholders entitled to vote at any meeting shall be as valid and binding as though approved or ratified by every stockholder of the Corporation; but any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or act.

               ELEVENTH: Each person who is or was or has agreed to become a director or officer of the Corporation, and each such person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the by-laws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater than or different from that provided in this ARTICLE ELEVENTH. Any amendment or repeal of this ARTICLE ELEVENTH shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

               TWELFTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this ARTICLE TWELFTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

               THIRTEENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

               FOURTEENTH: Meetings of stockholders and directors may be held within or without the State of Delaware, as the by-laws may provide. The books of account of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

               FIFTEENTH: Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specific circumstances, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this ARTICLE FIFTEENTH.

               SIXTEENTH: Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, in such manner as may be prescribed by the by-laws.

               Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

               The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

               Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time by the shareholders, but only for cause.

               Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this ARTICLE SIXTEENTH.

               SEVENTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.